                                                                    EXHIBIT 12.1

                              AVIS RENT A CAR INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                  (PREDECESSOR COMPANIES)
                         -----------------------------------------
                                                                                             CONSOLIDATED
                             YEARS ENDED                              OCTOBER 17, 1996        YEAR ENDED         YEARS ENDED
                             DECEMBER 31,        JANUARY 1,1996           (DATE OF           DECEMBER 31,        DECEMBER 31,
                         --------------------          TO              ACQUISITION) TO     ----------------  --------------------
                           1994       1995      OCTOBER 16, 1996      DECEMBER 31, 1996          1996          1997       1998
                         ---------  ---------  -------------------  ---------------------  ----------------  ---------  ---------
EARNINGS
INCOME BEFORE PROVISION
  FOR INCOME TAXES.....  $  52,316  $  60,700       $  69,799             $   2,261           $   72,060     $  50,323  $ 112,228
FIXED CHARGES..........    184,436    216,030         186,936                50,071              237,007       248,051    260,881
CAPITALIZED INTEREST...        (91)      (119)            (15)                   54                   39          (144)      (122)
                         ---------  ---------      ----------              --------        ----------------  ---------  ---------
EARNINGS AS DEFINED....  $ 236,661  $ 276,611       $ 256,720             $  52,386           $  309,106     $ 298,230  $ 372,987
                         ---------  ---------      ----------              --------        ----------------  ---------  ---------
                         ---------  ---------      ----------              --------        ----------------  ---------  ---------

FIXED CHARGES
INCLUDABLE PORTION OF
  RENT IN FIXED
  CHARGES..............  $  47,837  $  53,667       $  48,696             $  11,920           $   60,616     $  63,646  $  59,033
INTEREST EXPENSE
  (INCLUDING
  AMORTIZATION OF DEBT
  ISSUANCE COSTS)......    136,508    162,244         138,225                38,205              176,430       184,261    201,726
CAPITALIZED INTEREST...         91        119              15                   (54)                 (39)          144        122
                         ---------  ---------      ----------              --------        ----------------  ---------  ---------
TOTAL FIXED CHARGES....  $ 184,436  $ 216,030       $ 186,936             $  50,071           $  237,007     $ 248,051  $ 260,881
                         ---------  ---------      ----------              --------        ----------------  ---------  ---------
                         ---------  ---------      ----------              --------        ----------------  ---------  ---------

RATIO OF EARNINGS TO
  FIXED CHARGES........        1.3X       1.3X            1.4X                  1.0X                 1.3X          1.2X       1.4X
                         ---------  ---------      ----------              --------        ----------------  ---------  ---------
                         ---------  ---------      ----------              --------        ----------------  ---------  ---------

                           SIX MONTHS ENDED
                               JUNE 30,
                         --------------------
                           1998       1999
                         ---------  ---------
EARNINGS
INCOME BEFORE PROVISION
  FOR INCOME TAXES.....  $  53,139  $  74,374
FIXED CHARGES..........    127,092    133,290
CAPITALIZED INTEREST...        (22)       (25)
                         ---------  ---------
EARNINGS AS DEFINED....  $ 180,209  $ 207,639
                         ---------  ---------
                         ---------  ---------
FIXED CHARGES
INCLUDABLE PORTION OF
  RENT IN FIXED
  CHARGES..............  $  30,252  $  28,903
INTEREST EXPENSE
  (INCLUDING
  AMORTIZATION OF DEBT
  ISSUANCE COSTS)......     96,818    104,362
CAPITALIZED INTEREST...         22         25
                         ---------  ---------
TOTAL FIXED CHARGES....  $ 127,092  $ 133,290
                         ---------  ---------
                         ---------  ---------
RATIO OF EARNINGS TO
  FIXED CHARGES........        1.4X       1.6X
                         ---------  ---------
                         ---------  ---------